UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 2024

VIRIOS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39811	85-4314201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Milton Avenue Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (866) 620-8655

(Former name or former address, if changed since last report): Not Applicable

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VIRI	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On March 1, 2024, Virios Therapeutics, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). Present at the Special Meeting in person or by proxy were holders of 12,438,213 shares of common stock of the Company, representing 64.58% of the voting power of the shares of common stock of the Company as of the close of business on January 30, 2024, the record date for the Special Meeting, and constituting a quorum for the transaction of business. Each of Proposal 1 and Proposal 2, having received the votes required by the Company’s bylaws and applicable law, were declared to be duly adopted at the meeting. The matters that were voted upon at the Special Meeting, and the number of votes cast for, withheld or against, as well as the number of abstentions and broker non-votes, as to each such matter are set forth below.

1. Approving the Reverse Stock Split Proposal.

The approval of our reverse stock split was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
7,553,703	4,697,955	186,555	—

2. Approval of the Adjournment of the Special Meeting to a Later Date or Dates, if Necessary or Appropriate, to Solicit Additional Proxies if There Are Insufficient Votes to Adopt Proposal 1.

The approval of approval of the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt Proposal 1 was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
7,778,383	4,484,974	174,856	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRIOS THERAPEUTICS, INC.

	By:	/s/ Angela Walsh
	Name:	Angela Walsh
	Title:	Senior Vice President of Finance, Corporate Secretary and Treasurer
March 6, 2024

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